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                                                                    EXHIBIT 3.1J


                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 09/25/2001
                                                         010474086 - 2448525

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT
                                       OF
                          CROMPTON COLORS INCORPORATED

It is hereby certified that:

        1. The name of the corporation (hereinafter called the "corporation") is

                          CROMPTON COLORS INCORPORATED

        2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

        3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

        4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on September 5th, 2001

                                         /s/ Arthur C. Fullerton
                                         ---------------------------------------
                                         Arthur C. Fullerton, Secretary